© 2018 Altisource. All rights reserved. Lender Presentation March 14, 2018 Any copying, distribution or use of any of the information contained herein that is not expressly permitted by Altisource in writing is STRICTLY PROHIBITED. Altisource, the Altisource logo, the “REAL” family of trademarks and service marks, and certain other marks identified herein are trademarks or service marks of Altisource Solutions S.á r.l. or its subsidiaries. © 2018 Altisource. All rights reserved. Exhibit 99.1

1 © 2018 Altisource. All rights reserved. Forward-Looking Statements and Estimates This presentation contains forward-looking statements that involve a number of risks and uncertainties. These forward-looking statements include all statements that are not historical fact, including statements about management’s beliefs and expectations. These statements may be identified by words such as “anticipate,” “intend,” “expect,” “may,” “could,” “should,” “would,” “plan,” “estimate,” “seek,” “believe,” “potential” and similar expressions. Forward-looking statements are based on management’s beliefs as well as assumptions made by and information currently available to management. Because such statements are based on expectations as to the future and are not statements of historical fact, actual results may differ materially from what is contemplated by the forward-looking statements. Altisource undertakes no obligation to update any forward-looking statements whether as a result of new information, future events or otherwise. The risks and uncertainties to which forward-looking statements are subject include, but are not limited to, various risks relating to the transactions described herein, including in respect of the satisfaction of closing conditions to New Residential Investment Corp.’s acquisition of the covered mortgage servicing rights (“MSR”) portfolios, including obtaining the necessary third-party approvals; uncertainties as to the timing or completion of transfers related to New Residential Investment Corp.’s acquisition of the covered MSR portfolios; potential litigation relating to the transactions; the possibility of early termination of the Cooperative Brokerage Agreement; the possibility that Altisource and New Residential Investment Corp. will not be able to negotiate a satisfactory services agreement; the inability to obtain, or delays in achieving, the expected benefits of the transactions, as well as, Altisource’s ability to integrate acquired businesses, retain key executives or employees, retain existing customers and attract new customers, general economic and market conditions, behavior of customers, suppliers and/or competitors, technological developments, governmental regulations, taxes and policies, availability of adequate and timely sources of liquidity and other risks and uncertainties detailed in the “Forward-Looking Statements,” “Risk Factors” and other sections of Altisource’s Form 10- K and other filings with the Securities and Exchange Commission. The financial projections and scenarios contained in this presentation are expressly qualified as forward-looking statements and Altisource makes no representation that the actual financial results will be the same as those set out in the financial projections and scenarios. These financial projections and scenarios should not be unduly relied upon.

2 © 2018 Altisource. All rights reserved. Non-GAAP Measures Adjusted Operating Income, Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”), Adjusted EBITDA, Adjusted Cash Flows From Operating Activities, Cash Flows From Operating Activities Less Capital Expenditures, Adjusted Cash Flows From Operating Activities Less Capital Expenditures, Net Debt, Net Debt Less Marketable Securities, Cash Interest Expense and Adjusted Service Revenue Unrelated to Ocwen/NRZ, which are presented elsewhere in the presentation, are non-GAAP measures used by management, existing shareholders, potential shareholders and other users of our financial information to measure Altisource’s performance and do not purport to be alternatives to income (loss) from operations, net income (loss) attributable to Altisource, cash flows from operating activities and long-term debt, including current portion, interest expense and service revenue as measures of financial performance. We believe these measures are useful to management, existing shareholders, potential shareholders and other users of our financial information in evaluating operating profitability and cash flow generation more on a basis of continuing cost and cash flows as they exclude amortization expense related to acquisitions that occurred in prior periods, depreciation expense, financing expense and costs related to the development of new businesses and technologies, as well as the effect of more significant non-recurring items from earnings, cash flows and long-term debt net of cash on-hand and marketable securities. We believe these measures are useful in evaluating the effectiveness of our operations and underlying business trends in a manner that is consistent with management’s evaluation of business performance. Furthermore, we believe the exclusion of more significant non-recurring items enables comparability to prior period performance and trend analysis. It is management’s intent to provide non-GAAP financial information to enhance the understanding of Altisource’s GAAP financial information, and it should be considered by the reader in addition to, but not instead of, the financial statements prepared in accordance with GAAP. Each non-GAAP financial measure is presented along with the corresponding GAAP measure so as not to imply that more emphasis should be placed on the non-GAAP measure. The non-GAAP financial information presented may be determined or calculated differently by other companies. The non-GAAP financial information presented should not be unduly relied upon. These non-GAAP measures are presented as supplemental information and reconciled to the appropriate GAAP measures in the Appendix.

3 © 2018 Altisource. All rights reserved. Today’s Presenters Indroneel Chatterjee Chief Financial Officer • Joined Altisource as CFO in October 2017 • Previously served as Head of Credit Solutions for Nomura Securities William B. Shepro Chief Executive Officer and Director • Appointed CEO and to the Board of Altisource in August 2009 • Previously served as the President and COO of Ocwen Solutions at Ocwen • Wissam Kairouz—Morgan Stanley

4 © 2018 Altisource. All rights reserved. Transaction Overview ….………………………………………...... Altisource Overview ……………..……………………………........ Key Investment Highlights ….……………………………….......... Core Businesses in Focus …...….…………….……………......... Financial Overview ………….…….…………….……………....... Syndication Overview ..…………….……………………………… Appendix ………………………….………………………………… Table of Contents 5 8 20 33 35 39 42

5 © 2018 Altisource. All rights reserved. Transaction Overview

6 © 2018 Altisource. All rights reserved. Transaction Overview • Altisource Portfolio Solutions S.A. (“Altisource,” “ASPS” or the “Company”) is an integrated service provider and marketplace for the real estate and mortgage industries • Altisource plans to issue a new $414 million Term Loan B due March 2024, the proceeds from which and cash on hand will be used to refinance the Company’s existing Term Loan B due December 2020 and pay fees and expenses (the “Transaction”) • The Transaction will be accretive to the Company’s credit and liquidity profile as a result of a 39 month extension of the maturity and an increase in the annual mandatory amortization to 10% in years 1 and 2 and 3% thereafter • 2017 Financial Highlights include: • Service revenue of $899.6 million, $66.1 million of cash flow from operating activities and $110.5 million of adjusted cash flow from operating activities1 • EBITDA1 of $126.4 million, with continued investments in growth initiatives (including internally developed software costs) which Altisource expenses • Repurchased $60.1 million par value of our senior secured term loan • Cash and cash equivalents of $105.0 million and investments in marketable securities of $49.2 million at December 31, 2017 • Pro Forma for the refinancing, Altisource’s leverage is 3.3x Total Leverage and 2.1x Net Leverage based on 2017 EBITDA of $126 million 1 This is a non-GAAP measure defined and reconciled in the Appendix

7 © 2018 Altisource. All rights reserved. Pro Forma Capitalization 1 Total debt represents outstanding balance at the end of the period 2 This is a non-GAAP measure defined and reconciled in the Appendix Sources & Uses ($MM) Sources Uses New Term Loan B 414 Refinance Existing Term Loan B 414 Cash 8 Est. Fees, OID and Expenses 8 Total Sources 422 Total Uses 422 Altisource Pro Forma Capitalization ($MM) Amount x EBITDA (2) Adj. Amount x EBITDA (2) Maturity Cash and Cash Equivalents and Marketable Securities 154 (8) 146 New Revolver ($15MM) - - - 5 Years T rm Loan B 414 (414) - Dec-20 New Term Loan B - 414 414 Mar-24 Total Debt (1) 414 3.3x 414 3.3x Net Debt Less Marketable Securities (2) 259 2.1x 268 2.1x 2017 EBITDA (2) 126 126 12/31/2017 PF 12/31/2017

8 © 2018 Altisource. All rights reserved. Altisource Overview

9 © 2018 Altisource. All rights reserved. Vision: To be the premier real estate and mortgage marketplace connecting market participants and providing related services

10 © 2018 Altisource. All rights reserved. About Altisource Altisource is a leading provider of services and technologies for the mortgage and real estate industries, focusing on the needs of servicers, real estate investors, originators and consumers 1 Excludes $59 million Service Revenue from customer relationship management, asset recovery management and IT infrastructure services recorded in Other Businesses, Corporate and Elimination. 2 Source: Altisource estimates 3 Includes the sales price of single family rental homes sold Services and technologies for mortgage servicers to manage delinquencies, preserve, maintain, market and sell homes Services and technologies for loan originators to grow their business and underwrite and sell loans Services and technologies for residential real estate investors to buy, manage, renovate, lease and sell investment homes Services and technologies for consumers to purchase and sell homes $705 million $82 million3 $49 million $5 million 2017 Service Revenue1 2017 Total Addressable Market2 $6 billion $225 billion3 $23 billion $124 billion Servicer Solutions Real Estate Investor Solutions Origination Solutions Consumer Real Estate Solutions

11 © 2018 Altisource. All rights reserved. Our Services and Technologies1 Altisource has scalable, nationwide businesses that can drive growth across our strategic businesses Real Estate Brokerage Online Auction Title and Escrow Valuation Property Preservation and Inspection Insurance Property Management Servicer Solutions Origination Solutions Real Estate Investor Solutions Consumer Real Estate Solutions √ √ √ √ √ √ √ √ √ √ √ √ √ √ √ √ √ √ √ √ √ √ 1 The services and technologies listed in this Slide represent approximately 75% of our 2017 service revenue

12 © 2018 Altisource. All rights reserved. Servicer Solutions Real Estate Brokerage Loan Origination Servicing Delinquency Pre- Foreclosure Foreclosure Asset Management Home Management Our Solutions We provide services and technologies for loan servicers to manage delinquencies, preserve, maintain, market and sell homes Background As a result of the credit crisis and the subsequent loan servicer consolidation, this business grew rapidly by providing servicers, such as Ocwen, with outsourced services and technology for their delinquent portfolios Servicer Solutions is leveraging its national scale and comprehensive suite of solutions to expand its footprint to bank and non-bank servicers of FHA portfolios and asset-backed investment funds with REO and whole loan portfolios. Our customers include 7 of the top 10 servicers and 1 of the GSEs, among others Foreclosure Trustee Property Preservations & Inspections Appraisal & Valuations Vendor Management REO Asset Management, Brokerage and Online Auction Title & Settlement Default REO Services Technologies

13 © 2018 Altisource. All rights reserved. Servicer Solutions - Competitive Advantages One of the few players to offer a nationwide comprehensive suite of solutions at scale Ongoing investment in and commitment to a strong quality and control environment positions Altisource as a formidable competitor Extensive licensing requirements and regulatory landscape create significant barriers to entry Global workforce provides customizable client solutions and individualized customer service at a significant cost advantage

14 © 2018 Altisource. All rights reserved. Real Estate Investor Solutions Real Estate Brokerage Loan Origination Servicing Delinquency Pre- Foreclosure Foreclosure Asset Management Home Management Our Solutions We provide services and technologies for residential real estate investors to buy, manage, renovate, lease and sell investment homes Background Historically, this business generated the majority of its revenue and earnings from providing Front Yard Residential Corporation (NYSE: RESI) with outsourced services to support its non-performing loan, REO, and single family rental portfolios Leveraging Altisource’s suite of real estate related services and expertise in managing rental properties, we are transitioning this business to focus on sourcing residential real estate investments for investors, and providing related services Title & Settlement, Valuations Property Management Home Purchases Home Renovations Home Leasing Home Disposition Services

15 © 2018 Altisource. All rights reserved. Real Estate Investor Solutions – Competitive Advantages Own one of the largest, most comprehensive rental data warehouses to improve the accuracy of the underwriting and leasing of real estate Vertically integrated operations reduce home acquisition and sales costs Limited number of competitors with vertically integrated operations Proprietary technology to underwrite acquisitions and manage renovations at scale

16 © 2018 Altisource. All rights reserved. Origination Solutions Real Estate Brokerage Loan Origination Servicing Delinquency Pre- Foreclosure Foreclosure Asset Management Home Management 1 Sources: Altisource estimates, U.S. loan originations for 2017 based on the Mortgage Bankers Association estimates dated January 20, 2018 Our solutions We provide services and technologies for loan originators to grow their business and underwrite and sell loans Background Origination Solutions supports the growth and profitability of correspondent lenders and mid-tier mortgage bankers through our suite of origination products. We do so primarily by leveraging our Lenders One cooperative, which represented approximately 16%1 of the 2017 originations market, and our Mortgage Builder loan origination software, customer base Growing Lenders One membership and the associated higher loan origination volume drives more closed loans to Lenders One correspondent lenders. Altisource sells its variety of products and services to correspondent lenders, Lenders One members, Mortgage Builder customers and others

17 © 2018 Altisource. All rights reserved. Origination Solutions - Competitive Advantages Ability to reduce Lenders One members’ cost to originate loans and improve loan sale execution by leveraging the cooperative’s buying power and providing services directly to the members Provides preferred correspondent lenders access to Lenders One members to increase their closed loan volume at a similar or lower cost Unique loan certification and insurance program that protects lenders against loan manufacturing defects drives demand to our fulfillment business Global workforce provides customizable client solutions and individualized customer service at a significant cost advantage

18 © 2018 Altisource. All rights reserved. Consumer Real Estate Solutions Real Estate Brokerage Loan Origination Servicing Delinquency Pre- Foreclosure Foreclosure Asset Management Home Management Our Solutions We provide consumers with a technology enabled real estate brokerage and the suite of services typically used in connection with a home purchase and sale transaction in a convenient, easy-to-use manner Background With Owners.com®, Altisource leverages its experience operating a top 10, nationwide real estate brokerage and one of the largest online real estate auction marketplaces Originally a for-sale-by-owner business, Owners.com® launched its buy-side brokerage offering in February 2016 in Atlanta and South Florida and now serves 25 markets in 8 states Services

19 © 2018 Altisource. All rights reserved. Consumer Real Estate Solutions – Competitive Advantages Full suite of home purchase and sale related services provides superior consumer experience and larger monetization opportunity Extensive licensing and regulatory landscape requirements create significant barriers to entry to provide our full suite of services at scale Smart technology-powered experience based on corporate data and tech resources drives performance across the entire customer journey Key leaders from tier one Internet players provide leading edge digital capabilities and agile innovation model

20 © 2018 Altisource. All rights reserved. Key Investment Highlights

21 © 2018 Altisource. All rights reserved. Key Investment Highlights Counter-cyclical businesses positioned to benefit from loosening credit standards and growing FHA issuance Attractive Industry Dynamics Our clients represent some of the largest winners in the servicing and origination industry consolidation Large Growth Opportunities Proven track record of incubating, launching and expanding services Successful Track Record Strong cadence of client wins in 2017 with a robust sales pipeline in 2018 Capital light business model with strong free cash flow generation and a highly variable cost structure Long term contracts with Ocwen and NRZ provide significant cash flow coverage Momentum of Client Wins Attractive Financial Profile Strong Cash Flow Coverage Experienced management team with significant equity ownership Experienced Management Team 1 2 3 4 5 6 7

22 © 2018 Altisource. All rights reserved. 0 2 4 6 8 10 12 14 0 3 :Q 1 0 3 :Q 3 0 4 :Q 1 0 4 :Q 3 0 5 :Q 1 0 5 :Q 3 0 6 :Q 1 0 6 :Q 3 0 7 :Q 1 0 7 :Q 3 0 8 :Q 1 0 8 :Q 3 0 9 :Q 1 0 9 :Q 3 1 0 :Q 1 1 0 :Q 3 1 1 :Q 1 1 1 :Q 3 1 2 :Q 1 1 2 :Q 3 1 3 :Q 1 1 3 :Q 3 1 4 :Q 1 1 4 :Q 3 1 5 :Q 1 1 5 :Q 3 1 6 :Q 1 1 6 :Q 3 1 7 :Q 1 1 7 :Q 3 Total Debt Balance and its Composition ($ trillions) Mortgage HE Revolving Auto Loan Credit Card Student Loan Other Conventional and FHA purchase money mortgages exhibit decreasing FICO scores Aggregate household debt is increasing since its most recent trough in Q2 2013 Sources: Federal Reserve Bank of New York, Fannie Mae, Freddie Mac, Ginnie Mae and Nomura Securities Attractive Industry Dynamics 710 715 720 725 730 735 740 745 0% 20% 40% 60% 80% 100% 2012 2013 2014 2015 2016 2017 P ur c ha s e I s s uan c e ( % ) FICO <680 FICO 680-740 FICO >740 Wtd Avg FICO FHA issuance is increasing as a percentage of Agency issuance FHA mortgages have higher delinquency rates than conventional Agency mortgages 1,688 1,335 1,139 1,658 1,540 920 1,244 1,469 1,099 26% 27% 25% 24% 25% 31% 34% 34% 35% 0% 10% 20% 30% 40% 50% 60% 70% - 200 400 600 800 1,000 1,200 1,400 1,600 1,800 2009 2010 2011 2012 2013 2014 2015 2016 YTD 10/'17 Overall Issuance ($ billion) FHA Freddie Fannie FHA % 0% 3% 6% 9% 12% 15% Mortgage Delinquency Rate, By Loan Type Seasonally adjusted, based on loan count, excludes loans in foreclosure All mortgages Conventional FHA VA 1

23 © 2018 Altisource. All rights reserved. 1,001 1,219 1,434 1,723 1,761 1,821 1,988 2,275 2,436 2,646 2,492 2,456 2,486 2,544 2,541 2,548 2,607 2,672 810 963 1,099 1,143 1,194 1,304 1,456 1,670 1,736 1,781 1,637 1,543 1,469 1,483 1,513 1,578 1,644 1,708 579 569 517 444 406 365 367 396 578 823 990 1,111 1,224 1,313 1,375 1,473 1,599 1,720 152 248 358 550 690 867 830 654 522 455 401 352 316 292 274 255 244 324 394 429 442 661 981 1,337 1,507 1,360 1,134 948 794 661 555 498 439 376 332 1,585 1,587 1,801 2,209 2,509 2,857 2,852 2,828 2,729 2,528 2,533 2,611 2,595 2,559 2,563 2,630 2,711 2,641 4,884 5,528 6,319 7,082 8,019 8,868 9,506 9,493 9,434 9,056 8,916 8,787 8,771 8,781 8,942 9,192 9,317 2000 2001 2002 2003 2004 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 Q2 Outstanding Residential Debt ($ billions) Fannie Mae Freddie Mac Ginnie Mae Subprime Non-Subprime Bank Portfolios Attractive Industry Dynamics 2017 Originations GSEs FHA FICO 741 690 LTV 75 95 DTI 35 42 FHA loans outstanding are growing 1 Sources: Fannie Mae, Freddie Mac, Ginnie Mae, Intex and Nomura Securities. FHA borrowers have higher LTV and lower FICO scores compared to GSE borrowers 585.4 571.6 521.9 481.2 457.7 155.0 191.6 323.3 431.4 524.8 13.0% 15.2% 23.7% 29.0% 33.1% 0.0% 5.0% 10.0% 15.0% 20.0% 25.0% 30.0% 35.0% - 200.0 400.0 600.0 800.0 1,000.0 1,200.0 January 1,2014 January 1,2015 January 1,2016 January 1,2017 November 1,2017 Banks Non-Banks Non-Banks (% Total UPB) Non-bank servicers are increasing their market share in FHA servicing 4,406

2 Large Growth Opportunities

FHA is growing its market share of total originations

- FHA issuance grew to 35% of combined Freddie, Fannie and Ginnie issuance volumes in 2017, up from 26% in 2009[1]
- FHA mortgages exhibit higher delinquency rates than conventional agency mortgages[2]

Our clients represent some of the largest winners in the servicing and origination industry consolidation

- Origination and servicing costs are rising in the backdrop of increasing regulatory requirements
- Current clients are acquiring MSR portfolios from smaller originators and servicers
- Current clients are acquiring smaller originators and servicers that are restructuring

Servicers and originators are consolidating their vendor footprint

- Servicer and originators are consolidating their vendor footprint to high performers with national scale
- Clients are expanding business with vendors who offer comprehensive solutions across the mortgage lifecycle
- New clients are increasingly turning to vendors with a marquee client base for referrals

Fixed income investors are driving demand for single family rentals

- Fixed income investors are driving demand for turn-key solutions in the single family rental market
- Successful operators need multiple acquisition channels and scalable renovation vendor management.
- High fragmented market with limited large scale turnkey solution providers[3]

Slowing origination volumes are driving process outsourcing

- Rising underwriting costs and declining origination volumes are driving the outsourcing of underwriting processes[4]
- Growth of non-qualified mortgages is generating demand for loan certification insurance to protect against loan manufacturing defects
- Mid-sized mortgage bankers desire expanded access to capital markets and correspondents, seek access to greater closed loan volume

[1,2] Sources: Federal Reserve Bank of New York, Fannie Mae, Freddie Mac, Ginnie Mae and Nomura Securities
[3] Sources: Current Population Survey/Housing Vacancy Survey, Series H-111, U.S. Census Bureau
[4] Source: Mortgage Bankers Association

Altisource
© 2018 Altisource. All rights reserved.
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25 © 2018 Altisource. All rights reserved. 1 Excludes the following: (i) service revenue from post-charge-off consumer debt collection services, customer relationship management services, IT infrastructure management services (ii) Equator acquisition related deferred revenue (iii) service revenue from Ocwen-facing servicer solutions technologies and (iv) certain services that we discontinued 2 Service revenue of businesses that were acquired are treated as if the services were launched during the year of acquisition. However, fee-based businesses acquired from Homeward Residential, Inc. and Residential Capital, LLC comprised services that existed at the time of acquisition. Therefore, the service revenue from those services are included in the years those services were launched by Altisource 48 63 83 116 149 128 98 78 60 24 57 89 129 202 262 345 423 420 15 30 49 50 44 55 49 40 16 40 53 126 151 160 152 1 25 49 27 24 14 5 50 49 46 44 5 40 7 72 136 218 336 484 669 746 808 795 2009 2010 2011 2012 2013 2014 2015 2016 2017 2017 2016 2015 2014 2013 2012 2011 2010 2009 Pre-Spin Total Year Services Launched Successful Track Record Service Revenue1,2 ($ million) 3 Proven track record of incubating, launching and expanding services

26 © 2018 Altisource. All rights reserved. Momentum of Client Wins Actual 2017 Revenue Strong Momentum of Recent Key Client Wins1 in Servicer Solutions and Origination Solutions Stabilized Annual Revenue 1 The table represents the period in which we received verbal notification from new or existing clients of key wins or market share expansion 2 Stabilized Annual Revenue is based on the Company’s internal estimates and client communications; the Company estimates it typically takes 12 – 24 months or longer from verbal notification of the win to stabilization 3 Represents company-wide service revenue 4 This is a non-GAAP measure defined and reconciled in the Appendix Estimated Increase in Revenue From Recent Key Client Wins in Servicer Solutions and Origination Solutions Anticipated Stabilized Annual Revenues2 + $66 million Revenue Growth from Key Client Wins Driven by: • Contract and statement of work execution • Customer onboarding • Performance • Wallet-share growth $9 $75 5 2 1 2 5 7 4 1H-2017 2H-2017 Q1-2018 $5 Million + $2-5 Million < $2 Million Year Over Year Growth 4 $96 $135 $193 $236 $238 $320 2013 2014 2015 2016 2017 2018 Midpoint Adjusted Service Revenue Unrelated to Ocwen / NRZ3,4 ($ millions) +41% +43% +22% +1% +34%

27 © 2018 Altisource. All rights reserved. Attractive Financial Profile Altisource has used some of its cash flow to reduce Debt and Net Debt while maintaining strong liquidity – Since December 31, 2014, Altisource reduced its total debt by $178.0 million, including voluntary purchases of $160.1 million par value at a weighted average discount of 11.4% – Altisource plans to continue to opportunistically purchase its common stock and reduce debt through contractual amortization given the strong cash flows from the Ocwen and NRZ portfolios and the progress we are making with existing and new customers 592 537 480 414 0 100 200 300 400 500 600 700 12/31/14 12/31/15 12/31/16 12/31/17 Total Debt ($ millions) 30% reduction 161 179 195 154 0 50 100 150 200 250 12/31/14 12/31/15 12/31/16 12/31/17 Cash and Cash Equivalents and Marketable Securities ($ millions) 430 357 285 259 0 50 100 150 200 250 300 350 400 450 500 12/31/14 12/31/15 12/31/16 12/31/17 Net Debt Less Marketable Securities ($ millions) 40% reduction 1 1 This is a non-GAAP measure defined and reconciled in the Appendix Note: Numbers may not sum due to rounding 5

28 © 2018 Altisource. All rights reserved. 151.3 132.6 159.2 116.6 99.9 15% 20% 25% 30% 35% 40% 45% 50% 55% 60% $0. 00 $50 .00 $10 0.00 $15 0.00 $20 0.00 $25 0.00 $30 0.00 $35 0.00 $40 0.00 $45 0.00 $50 0.00 2013 2014 2015 2016 2017 266.2 430.2 357.3 284.6 259.4 1 This is a non-GAAP measure defined and reconciled in the Appendix 2 Excludes reimbursable expenses, interest expense, depreciation and intangible asset amortization 3 Includes costs of short-term investments in real estate Attractive Financial Profile Limited Capital Expenditures 5 Significant Free Cash Flow Generation as a Percentage of Debt 8.9 7.7 7.0 6.8 5.5 0.0 1.0 2.0 3.0 4.0 5.0 6.0 7.0 8.0 9.0 10.0 2013 2014 2015 2016 2017 Adjusted EBITDA1 less Capital Expenditures to Cash Interest Expense1 High Fixed Charge Coverage Ratio 34.1 64.8 36.2 23.3 10.5 0.0 10.0 20.0 30.0 40.0 50.0 60.0 70.0 2013 2014 2015 2016 2017 Capital Expenditures ($ millions) ` Highly variable cost structure allows significant operating flexibility 45% 31% 2% 7% 5% 5% 2% 3% Outside Fees and Services Employee Costs (COR) Marketing Costs Employee Costs (SG&A) Technology and Telecommunications Occupancy Related Costs Professional Services Other Costs More variable Less variable 2017 Costs as a % of Total Costs2 3 57% 31% 45% 41% 39% A as % of B Adjusted Cash Flows From Operating Activities less Capital Expenditures1 (A) Net Debt less Marketable Securities1 (B)

29 © 2018 Altisource. All rights reserved. We anticipate that the existing Ocwen and NRZ portfolios, with an UPB of $179 billion as of December 31 2017, will provide an estimated $2.1 billion of revenue and approximately $770 million of EBITDA through 2025 Strong Cash Flow Coverage 535 413 311 246 195 155 123 97 202 147 118 94 73 58 45 36 0 100 200 300 400 500 600 2018 2019 2020 2021 2022 2023 2024 2025 $ millions Service Revenue EBITDA – The projections assume run-off of the portfolio and a decline in delinquencies consistent with recent trends; potential growth from Ocwen, NRZ or an economic downturn are not factored into these projections – EBITDA does not consider corporate and segment overhead – The projections do not include revenue from Ocwen’s announced acquisition of PHH Corporation 6

30 © 2018 Altisource. All rights reserved. Strong Cash Flow Coverage Cash flows from the Ocwen and NRZ portfolio provide significant coverage 6 1 Discount rate used:5.5% 2 Ocwen and NRZ cash flow was discounted to its present value by using EBITDA from the prior slide and allocating the (i) pro-rata portions of segment overhead, corporate overhead, cash taxes, capital expenditures and (ii) the full interest expense on the senior secured term loan through March 31,2024 3 Balance as of December 31, 2017 4 See Table A for non-GSE delinquency rates used in the scenarios 5 Percentage point difference from the base scenario 6 See Table B for service revenue per delinquent non-GSE loan used in the scenarios 7 This is a non-GAAP measure defined and reconciled in the Appendix 2018 2019 2020 2021 2022 2023 2024 2025 -2 pp 5 15.6% 14.0% 12.5% 11.2% 10.0% 9.0% 8.0% 7.1% -1 pp 5 16.6% 15.0% 13.5% 12.2% 11.0% 10.0% 9.0% 8.1% Base 17.6% 16.0% 14.5% 13.2% 12.0% 11.0% 10.0% 9.1% +1 pp 5 18.6% 17.0% 15.5% 14.2% 13.0% 12.0% 11.0% 10.1% +2 pp 5 19.6% 18.0% 16.5% 15.2% 14.0% 13.0% 12.0% 11.1% ($) 2018 2019 2020 2021 2022 2023 2024 2025 -10% 2,866 2,866 2,866 2,866 2,866 2,866 2,866 2,866 -5% 3,025 3,025 3,025 3,025 3,025 3,025 3,025 3,025 Base 3,184 3,184 3,184 3,184 3,184 3,184 3,184 3,184 5% 3,343 3,343 3,343 3,343 3,343 3,343 3,343 3,343 10% 3,502 3,502 3,502 3,502 3,502 3,502 3,502 3,502 Table A – Non-GSE Delinquency Rate Scenarios Table B – Service Revenue per Delinquent Non-GSE Loan Scenarios Present Value1 of OCN / NRZ Cash Flow2 as % of Net Debt Less Marketable Securities3,7 -2 pp5 -1 pp5 Base +1 pp5 +2 pp5 -10% 95% 109% 124% 139% 153% -5% 104% 120% 135% 150% 166% Base 114% 130% 146% 16% 179% 5% 123% 140% 157% 174% 191% 10% 133% 151% 169% 186% 204% Non-GSE Delinquency Scenario4 S rvice evenue per Delinquent Non-GSE Loan Scenario6

31 © 2018 Altisource. All rights reserved. Strong Cash Flow Coverage • Ocwen entered into a definitive agreement to acquire PHH Corporation on February 27, 2018. PHH serviced approximately $148 Billion UPB as of December 31, 2017 • Altisource has long-term agreements with Ocwen to provide the outsourced fee-based services on Ocwen’s servicing portfolio. Similar to Ocwen’s other servicing acquisitions, Altisource anticipates that it will provide these fee-based services on the PHH servicing portfolio 6 Ocwen’s recent announcement of its acquisition of PHH Corporation positions it for growth

7 Experienced Management Team

- Management with significant experience within our industry
- Named Executive Officers collectively own approximately 6.77% of our common stock[1]



William B. Shepro
Chief Executive Officer & Director

Mr. Shepro was appointed CEO and to the Board of Altisource in August 2009. Mr. Shepro previously served as the President and COO of Ocwen Solutions at Ocwen Financial Corp.



Indroneel Chatterjee
Chief Financial Officer

Before joining Altisource in October 2017, served as Head of Credit Solutions, Global Markets at Nomura



Kevin J. Wilcox
Chief Administration and Risk Officer

Before joining Altisource in August 2009, served as Executive Vice President, Chief Administration Officer and Corporate Secretary for Ocwen Financial Corp.



John A. Vella
Chief Revenue Officer

Before joining Altisource in November 2013, served as Chief Operating Officer at Equator, LLC



Michelle Esterman
Executive Vice President, Finance

Before joining Altisource in March 2012, served as Senior Manager, Audit & Enterprise Risk Services for Deloitte & Touche, LLP



Bryan Binder
Co-Chief Operating Officer, Origination Solutions

Before joining Altisource in July 2015, served as Chief Executive Officer of CastleLine



Jason B. Garmise
Co-Chief Operating Officer, Origination Solutions

Before joining ASPS in July 2015, served as President and COO of CastleLine



Marcello Mastioni
President, Real Estate Market Marketplace

Before joining Altisosurce in August 2017, served as Vice President and Managing Director for EMEA at HomeAway



Vivek Bhandari
President, Real Estate Investor Solutions

Before joining Altisource in August 2009, served as the Vice President of Operations within the Financial Services division at Ocwen Financial Corp.



Joseph A. Davila
President, Servicer Solutions

Before joining ASPS in July 2011, served as Vice President of Operations at Capital One Financial

1 For purposes of this calculation, an individual is considered the beneficial owner of shares of common stock if he or she directly or indirectly has, or shares, voting power or investment power, as defined in the rules promulgated under the Exchange Act, or has the right to acquire such beneficial ownership within 60 days after March 23, 2018.

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33 © 2018 Altisource. All rights reserved. Core Businesses in Focus

34 © 2018 Altisource. All rights reserved. Altisource has rapidly grown its field services and Hubzu businesses 1 EBITDA calculations for Altisource Field Services and Hubzu include pro rata Servicer Solutions segment expense allocations but exclude certain corporate allocations 2 Source: S&P Global Levered Loan Commentary Recent transaction multiples for competitors highlight the potential value creation for shareholders Core Businesses Growing 9.0 22.6 33.1 54.3 127.2 191.8 255.9 331.3 347.1 7.1 14.5 31.9 53.2 70.5 163.0 201.8 213.7 198.2 186.7 247.0 334.8 466.9 662.1 938.7 940.9 942.6 899.6 $0. 00 $10 0.00 $20 0.00 $30 0.00 $40 0.00 $50 0.00 $60 0.00 $70 0.00 $80 0.00 $90 0.00 $1, 000.00 2009 2010 2011 2012 2013 2014 2015 2016 2017 Altisource Service Revenue ($ millions) Altisource Field Services Hubzu 1 2 2 2017 Altisource EBITDA 1 ($ millions) Competitor EBITDA 2 ($ millions) Transaction Multiple 2 62 85 9.3x 138 9 17.3x Altisource Business Unit Competitor Altisource Field S rvices Mortgage Contracting Services LLC Hubzu Ten-X,LLC (Auction.com)

35 © 2018 Altisource. All rights reserved. Financial Overview

36 © 2018 Altisource. All rights reserved. 25.7 41.2 95.2 81.0 151.3 132.6 159.2 103.5 55.6 116.6 99.9 $0. 00 $20 .00 $40 .00 $60 .00 $80 .00 $10 0.00 $12 0.00 $14 0.00 $16 0.00 $18 0.00 2009 2010 2011 2012 2013 2014 2015 2016 2017 Cash Flows From Operating Activities Less Capital Expenditures ($ millions) Cash Flows From Operating Activities Less Capital Expenditures1 Adjusted Cash Flows From Operating Activities Less Capital Expenditures1 1 This is a non-GAAP measure defined and reconciled in the Appendix 186.7 247.0 334.8 466.9 662.1 938.7 940.9 942.6 899.6 20% 22% 26% 27% 24% 18% 8% 7% 6% 21% 25% 27% 28% 29% 22% 20% 15% 9% 0% 5% 10% 15% 20% 25% 30% 35% $10 0 $20 0 $30 0 $40 0 $50 0 $60 0 $70 0 $80 0 $90 0 $1, 000 2009 2010 2011 2012 2013 2014 2015 2016 2017 Service Revenue ($ millions) Operating Income Margin% Adjusted Operating Income1 Margin% Financial Performance 7.5 11.6 16.4 35.6 34.1 64.8 36.2 23.3 10.5 -2.0 8.0 18.0 28.0 38.0 48.0 58.0 68.0 2009 2010 2011 2012 2013 2014 2015 2016 2017 Capital Expenditures ($ millions) 47.3 63.8 92.8 138.2 205.1 234.2 219.7 150.3 126.4 178.3 $0. 00 $50 .00 $10 0.00 $15 0.00 $20 0.00 $25 0.00 2009 2010 2011 2012 2013 2014 2015 2016 2017 EBITDA ($ millions) EBITDA1 Adjusted EBITDA1 ` `

37 © 2018 Altisource. All rights reserved. 1 This is a non-GAAP measure defined and reconciled in the Appendix 2 2018 Scenarios are provided in slide 38. The Scenarios do not reflect the proposed SSTL refinancing Strong Free Cash Flow Coverage 8.9 7.7 7.0 6.8 5.5 4.5 2013 2014 2015 2016 2017 2018 Adjusted EBITDA1 less Capital Expenditures to Cash Interest Expense Midpoint2 1.3 1.8 1.6 1.6 2.1 2.4 2013 2014 2015 2016 2017 2018 Net Debt less Marketable Securities1 to Adjusted EBITDA1 Strong Free Cash Flow Generation, Interest Coverage and Debt Coverage Ratios 151.3 132.6 159.2 116.6 99.9 80.7 15% 20% 25% 30% 35% 40% 45% 50% 55% 60% $0. 00 $50 .00 $10 0.00 $15 0.00 $20 0.00 $25 0.00 $30 0.00 $35 0.00 $40 0.00 $45 0.00 $50 0.00 2013 2014 2015 2016 2017 2018 266.2 430.2 357.3 284.6 259.4 Midpoint2 Midpoint2 263.9 57% 31% 45% 41% 39% 31% ` A as % of B Net Debt less Marketable Securities1 (B) Adjusted Cash Flows From Operating Activities less Capital Expenditures1 (A)

38 © 2018 Altisource. All rights reserved. 1 This is a non-GAAP measure defined and reconciled in the Appendix 2 Beginning in the first quarter of 2018, the Company plans to exclude stock-based compensation from Adjusted EBITDA 3 2018 Scenarios do not reflect the proposed SSTL refinancing $ millions Scenario A Scenario B Midpoint of Scenarios A and B Service Revenue $ 810 $ 900 $ 855 Related to Ocwen / NRZ $ 510 $ 560 $ 535 Unrelated to Ocwen / NRZ $ 300 $ 340 $ 320 Investments $ 45 $ 35 $ 40 Net Income Attributable to Altisource $ 13 $ 16 $ 14 Adjusted EBITDA1,2 $ 105 $ 113 $ 109 Cash Flows From Operating Activities $ 34 $ 25 $ 30 Adjusted Cash Flows From Operating Activities1 $ 87 $ 93 $ 90 Adjusted Cash Flows From Operating Activities Less Capital Expenditures1 $ 77 $ 85 $ 81 2018 Scenarios3 2018 Scenarios Note: Numbers may not sum due to rounding

39 © 2018 Altisource. All rights reserved. Syndication Overview

40 © 2018 Altisource. All rights reserved. Summary Indicative Terms x Borrower: Altisource S.à r.l. Corp Ratings: TBD Facility: Revolver Term Loan B Security: Substantially all assets of the borrower and guarantor, subject to customary exceptions Guarantors: Each material wholly-owned restricted subsidiary of the Borrower, subject to customary exceptions Use of Proceeds: Refinance existing Term Loan B and pay related fees and expenses Maturity: 5 Years March 31, 2024 Amount: $15MM $414MM Interest Rate: [ ] LIBOR Floor: - 1.0% OID: [ ] [ ] Call Protection: - 101 Soft Call 6 months Amortization: - 10%, 10%, 3% thereafter Mandatory Repayments: - 50% ECF with step-downs to 25% and 0% at leverage ratios to be agreed, 100% of asset sales proceeds, and 100% of debt issuances, subject to customary exceptions Financial Maintenance Covenant: Total Net Leverage at 3.5x Net of cash and marketable securities (subject to the cap) None (covenant-lite) Affirmative Covenants: Customary affirmative covenants Negative Covenants: Customary negative covenants

41 © 2018 Altisource. All rights reserved. Transaction Timeline S M T W T F S 1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 29 30 31 March 2018 March 14th Launch Term Loan Syndication with Lender Meeting March 28th Lender Commitments Due March 28th Price and Allocate Week of April 2nd Close and Fund

42 © 2018 Altisource. All rights reserved. Appendix

43 © 2018 Altisource. All rights reserved. • Adjusted Operating Income, EBITDA, Adjusted EBITDA, Adjusted Cash Flows From Operating Activities, Cash Flows From Operating Activities Less Capital Expenditures, Adjusted Cash Flows From Operating Activities Less Capital Expenditures, Net Debt, Net Debt Less Marketable Securities, Cash Interest Expense and Adjusted Service Revenue Unrelated to Ocwen / NRZ, are non-GAAP measures used by our Chief Executive Officer (our chief operating decision maker), existing shareholders and potential shareholders to measure Altisource’s performance • Adjusted Operating Income is calculated by adding intangible asset amortization expense, non-cash impairment losses and litigation settlement loss, net of insurance recovery to, and deducting non-cash gains associated with reductions of the Equator earn out liability from, GAAP income (loss) from operations • EBITDA is calculated by deducting income tax benefit or adding income tax provision, interest expense (net of interest income), non-cash impairment losses, depreciation and amortization less non-cash gains associated with reductions of the Equator earn out liability from, GAAP net income (loss) attributable to Altisource • Adjusted EBITDA is calculated by deducting income tax benefit or adding income tax provision, interest expense (net of interest income), non-cash impairment losses, depreciation and amortization, litigation settlement loss (net of insurance recovery) less non-cash gains associated with reductions of the Equator earn out liability from, GAAP net income (loss) attributable to Altisource • Adjusted Cash Flows From Operating Activities is calculated by adding litigation settlement loss (net of insurance recovery), and short-term real-estate investments related to the buy-renovate-lease-sell program to cash flows from operating activities • Cash Flow From Operating Activities Less Capital Expenditures is calculated by deducting capital expenditures from cash flows from operating activities • Adjusted Cash Flow From Operating Activities Less Capital Expenditures is calculated by adding litigation settlement loss (net of insurance recovery) and short-term real-estate investments related to the buy-renovate-lease-sell program to, and deducting capital expenditures from, cash flows from operating activities Non-GAAP Measures

44 © 2018 Altisource. All rights reserved. • Net Debt is calculated as long-term debt, including current portion, minus cash and cash equivalents • Net Debt Less Marketable Securities is calculated as long-term debt, including current portion, minus cash and cash equivalents and marketable securities • Cash Interest Expense is calculated by deducting amortization of debt discount and debt issuance costs from GAAP interest expense • Adjusted Service Revenue Unrelated to Ocwen / NRZ is calculated by reducing the amortization of deferred revenue recorded in connection with the 2013 Equator acquisition from the applicable GAAP service revenue amount • The reconciliations of non-GAAP measures to GAAP measures are shown on slides 45 to 48 Non-GAAP Measures

Non-GAAP Measures

Reconciliation ($ in millions)	2009	2010	2011	2012	2013	2014	2015	2016	2017
Cash Flows From Operating Activities	33.3	52.8	111.6	116.5	185.5	197.5	195.4	126.8	66.1
Add: Litigation settlement loss[1]	-	-	-	-	-	-	-	-	28.0
Add: Increase in short-term real estate investments related to buy-renovate-lease-sell	-	-	-	-	-	-	-	13.0	16.4
Adjusted Cash Flows From Operating Activities	33.3	52.8	111.6	116.5	185.5	197.5	195.4	139.8	110.5
Cash Flows From Operating Activities	33.3	52.8	111.6	116.5	185.5	197.5	195.4	126.8	66.1
Less:Capital Expenditures	7.5	11.6	16.4	35.6	34.1	64.8	36.2	23.3	10.5
Cash Flows From Operating Activities Less Capital Expenditures	25.7	41.2	95.2	81.0	151.3	132.6	159.2	103.5	55.6
Add: Litigation settlement loss payment[1]	-	-	-	-	-	-	-	-	28.0
Add: Increase in short-term real estate investments related to buy-renovate-lease-sell	-	-	-	-	-	-	-	13.0	16.4
Adjusted Cash Flows From Operating Activities Less Capital Expenditures	25.7	41.2	95.2	81.0	151.3	132.6	159.2	116.6	99.9
Net Income Attributable to Altisource	26.0	49.3	71.1	110.6	130.0	134.5	41.6	28.7	308.9
Add: Income tax provision (benefit)	11.6	(0.4)	7.9	8.7	8.5	10.2	8.3	12.9	(276.3)
Add: Interest expense, net of interest income	1.6	0.1	0.1	1.0	19.4	23.3	28.1	24.3	22.0
Add: Impairment losses	-	2.8	-	-	-	37.5	71.8	-	-
Less: Gain on Equator earn-out	-	-	-	-	-	(37.9)	(7.6)	-	-
Add: Depreciation and amortization	8.1	12.0	13.6	17.8	47.2	66.7	77.6	84.4	71.8
EBITDA	47.3	63.8	92.8	138.2	205.1	234.2	219.7	150.3	126.4
Add: Litigation settlement loss[1]	-	-	-	-	-	-	-	28.0	-
Adjusted EBITDA	47.3	63.8	92.8	138.2	205.1	234.2	219.7	178.3	126.4

Net Debt Less Marketable Securities

Reconciliation ($ in millions)	12/31/2013	12/31/2014	12/31/2015	12/31/2016	12/31/2017	12/31/2018E
Senior secured term loan	$396.5	$591.5	$536.6	$479.7	$413.6	$382.6[2]
Less: Cash and cash equivalents	(130.3)	(161.4)	(179.3)	(149.3)	(105.0)	(69.5)
Net Debt	266.2	430.2	357.3	330.4	308.6	313.1
Less: Marketable securities	-	-	-	(45.8)	(49.2)	(49.2)
Net Debt Less Marketable Securities	$266.2	$430.2	$357.3	$284.6	$259.4	$263.9

[1] Net of insurance recovery
[2] Assumes repurchase of $25 million
Note: Numbers may not sum due to rounding

Altisource

© 2018 Altisource. All rights reserved.

45

46 © 2018 Altisource. All rights reserved. 1 Net of insurance recovery 2 Midpoint of Scenarios Note: Numbers may not sum due to rounding Non-GAAP Measures Reconciliation ($ in millions) 2009 2010 2011 2012 2013 2014 2015 2016 2017 Operating Income (Loss) 36.5 55.0 85.7 127.4 162.1 170.5 79.1 65.1 49.7 Add: Intangible asset amortization expense 2.7 4.9 5.3 5.0 28.2 37.7 41.1 47.6 - 35.4 Add: Impairment loss - 2.8 - - - 37.5 71.8 - - Gain on Equator earn out liability - - - - - (37.9) (7.6) - - Add: Litigation settlement loss1 - - - - - - - 28.0 - Adjusted Operating Income 39.2 62.7 91.0 132.5 190.2 207.7 184.4 140.7 85.1 Reconciliation ($ in millions) Actual Adjustments Proforma Senior secured term loan $414 - $414 Less: Cash and cash equivalents (105) 8 (97) Net Debt 309 8 317 Less: Marketable securities (49) - (49) Net Debt Less Marketable Securities $259 $8 $268 Proforma Total Debt and Net Debt Less Marketable Securities at 12/31/2017 Reconciliation ($ in millions) 2013 2014 2015 2016 2017 20182 Service Revenue Unrelated to Ocwen/NRZ 100 67 193 236 238 320 Less: Amortizati n of Equator acquisition deferred revenue (5) (32) - - - - Adjusted Service Revenue Unrelated to Ocwen/NRZ 96 135 193 236 238 320

47 © 2018 Altisource. All rights reserved. Non-GAAP Measures Reconciliation ($ in millions ) A B Midpoint Net Income Attributable to Altisource s 13 16 14 Add: Income tax provision 6 10 8 Add: Interest expense, net of interest income 22 22 22 Add: Depreciation and amortization 56 57 56 Add: Share-based compensation 8 9 9 Adjusted EBITDA 105 113 109 Cash Flows From Operating Activities 34 25 30 Add: Increase in short-term real estate investments related to buy-renovate-lease-sell 50 70 60 Adjusted Cash Flows From Operating Activities 84 95 90 Less: Capital Expenditures (10) (8) (9) Adjusted Cash Flows From Operating Activities Less Capital Expenditures 74 87 81 2018 Scenarios1 1 Scenarios assume an effective income tax rate of 30.0% Note: Numbers may not sum due to rounding Reconciliation ($ in millions except share count and per share values) 2013 2014 2015 2016 2017 Interest Expense 20.3 23.4 28.2 24.4 22.3 Less: Amortization of debt discount (0.2) (0.3) (0.5) (0.4) (0.3) Less: A ortization of debt issuance costs (1.0) (1.2) (1.4) (1.1) (0.8) Cash Interest Expense 19.1 21.9 26.3 22.9 21.1

Corporate Structure


Public Company
ASPS Market Cap: $519 million (as of 3/12/2018)
Altisource Portfolio Solutions S.A. (Luxembourg)
Guarantors
$414 million Senior Secured Term Loan
Altisource S.à r.l. f/k/a Altisource Holdings S.à r.l. (Luxembourg)
Borrower
Subsidiary Guarantors* (all entities are domiciled in the U.S.)

* The Subsidiary Guarantors currently consist of the following entities: The Mortgage Partnership of America, L.L.C., Altisource US Data, Inc., Premium Title Services, Inc., Premium Title Agency, Inc., PTS Texas Title, Inc., REALHome Services and Solutions, Inc., Altisource Fulfilment Operations, Inc., Springhouse, LLC, Power Default Services, Inc., Beltline Road Insurance Agency, Inc., BRS Better Neighborhoods, Inc., Western Progressive-Washington, Inc., Castleline Risk and Insurance Services, LLC, Association of Certified Originators, Altisource Solutions, Inc., REIsmart, LLC, GoldenGator, LLC, ONIT Solutions, LLC, Altisource Single Family, Inc., Equator, LLC, Altisource Holdings, LLC, Western Progressive Trustee, LLC, Castleline Holdings, LLC, Investability Solutions, Inc., Altisource Access, Inc., Altisource Access CA, Inc., Nationwide Credit, Inc., Altisource Portfolio Solutions, Inc.,

We are proposing to add PTS – Escrow, Inc., and REALHome Services and Solutions – CT, Inc.

Altisource
© 2018 Altisource. All rights reserved.
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© 2018 Altisource. All rights reserved.